THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.

THIS WARRANT AND THE SHARES PURCHASABLE HEREUNDER ARE SUBJECT TO RESTRICTIONS ON TRANSFER AS SET FORTH HEREIN.


Issue Date:       _________________                                Warrant No.__


                    AMENDED AND RESTATED WARRANT TO PURCHASE
                                2,400,000 SHARES
                               OF COMMON STOCK OF
                       INNOVATIVE CARD TECHNOLOGIES, INC.

      This certifies that _______________________, or his/its assigns (the "Holder"), for value received, is entitled to purchase from INNOVATIVE CARD TECHNOLOGIES, INC., a Delaware corporation (the "Company"), subject to the terms set forth below, Two Million Four Hundred Thousand (2,400,000) fully paid and nonassessable shares (subject to adjustment as provided herein) of the Common Stock of the Company (the "Warrant Shares") for cash at a per share price of $1.00 (the "Exercise Price") (subject to adjustment as provided herein), subject to the provisions of Section 1.1 of this Warrant, at any time or from time to time up to and including 5:00 p.m. (Pacific Standard Time) on expiration date as set forth in Section 1.4 hereof, each such day being referred to herein as the "Expiration Date," upon surrender to the Company at its principal office (or at such other location as the Company may advise the Holder in writing) of this Warrant properly endorsed with the Form of Subscription attached hereto duly filled in and signed and upon payment in cash or by check of the aggregate Exercise Price for the number of shares for which this Warrant is being exercised determined in accordance with the provisions hereof. The Exercise Price is subject to adjustment as provided in Section 3 of this Warrant.

      1. Exercise, Issuance of Certificates, Reduction in Number of Warrant Shares.

            1.1 General. This Warrant shall vest immediately. The vested shares are exercisable at the option of the Holder of record on or prior to the Expiration Date, at any time or from time to time for all or any part of the vested Warrant Shares (but not for a fraction of a share) which may be purchased hereunder, as that number may be adjusted pursuant to Section 3 of this Warrant. The Company agrees that the Warrant Shares purchased under this Warrant shall be and are deemed to be issued to the Holder as the record owner of such Warrant Shares as of the close of business on the date on which this Warrant shall have been surrendered, properly endorsed, the completed and executed Form of Subscription delivered, and payment made for such Warrant Shares. Certificates for the Warrant Shares so purchased, together with any other securities or property to which the Holder is entitled upon such exercise, shall be delivered to the Holder by the Company at the Company's expense as soon as practicable after the rights represented by this Warrant have been so exercised. In case of a purchase of less than all the Warrant Shares which may be purchased under this Warrant, the Company shall cancel this Warrant and execute and deliver to the Holder within a reasonable time a new Warrant or Warrants of like tenor for the balance of the Warrant Shares purchasable under the Warrant surrendered upon such purchase. Each stock certificate so delivered shall be registered in the name of the Holder.

            1.2 Limitation on Exercise. The Company shall not effect any exercise of this Warrant, and the Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 1.1 or otherwise, to the extent that after giving effect to such issuance after exercise, the Holder (together with the Holder's Affiliates), as set forth on the applicable Form of Subscription, would beneficially own in excess of 9.9% of the number of shares of the Common Stock outstanding immediately after giving effect to such issuance. For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates and (B) = exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any convertible instrument or warrant) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates. Except as set forth in the preceding sentence, for purposes of this Section 1.2, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. For purposes of this Section 1.2, in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company's most recent Form 10-Q or Form 10-K, as the case may be, (y) a more recent public announcement by the Company or (z) any other notice by the Company or the Company's Transfer Agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of the Holder, the Company shall within two trading days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Company Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The provisions of this Section 1.2 may be waived by the Holder upon, at the election of the Holder, not less than 61 days' prior notice to the Company, and the provisions of this Section 1.2 shall continue to apply until such 61st day (or such later date, as determined by the Holder, as may be specified in such notice of waiver).

            1.3 Cashless Exercise. If after one year following the date this Warrant is issued upon the Closing as defined in the Securities Purchase Agreement dated December __, 2003 between the Company and the Holder) (the "Issue Date") there is no effective registration statement registering the Warrant Shares, this Warrant may also be exercised by means of a "cashless exercise" in which the Holder shall be entitled to receive a certificate for the number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

                  (A) = the average of the high and low trading prices per share of Common Stock on the Trading Day preceding the date of such election, provided if the Company's Common Stock is not trading, the price per share of Common Stock as determined by the Board of Directors of the Company, in good faith;

                  (B) =   the Exercise Price of the Warrants; and

                  (X) = the number of Warrant Shares issuable upon exercise of the Warrants in accordance with the terms of this Warrant.

            1.4 Expiration Date. Unless the Company, in its sole discretion, extends any expiration date set forth herein (such extension referred to as an "Expiration Date Extension"), this Warrant shall expire and the Holder shall no longer have the right to purchase certain amounts of the Warrant Shares as set forth below:

                  (a) if the Warrant Shares are registered for resale in an effective registration statement (the "Registration Statement"), 100,000 Warrant Shares shall expire on the date (the "First Expiration Date") which is sixty
(60) days after the date that such Registration Statement becomes effective (the "Effective Date"), provided however that such First Expiration Date shall be extended for any period of time during which the Registration Statement is no longer effective, and for any period of time during which the Holder holds more than 9.9% of the number of shares of Common Stock outstanding; and thereafter,

                  (b) if the Warrant Shares are registered for resale in the Registration Statement, then following the First Expiration Date, 100,000 Warrant Shares shall expire monthly (the "Monthly Expiration Date") for nine (9) months, provided however that such Monthly Expiration Date shall be extended for any period of time during which the Registration Statement is no longer effective, and for any period of time during which the Holder holds more than 9.9% of the number of shares of Common Stock outstanding.

                  (c) Partial registration of warrant shares. In the event a Registration Statement only covers some of the Warrant Shares (the "Registered Warrant Shares"), under this agreement, then such Registered Warrant Shares shall expire on a pro rata basis as follows: 4.167% of the Registered Warrant Shares on the First Expiration Date and 4.167% on each Monthly Expiration Date for 9 months. However, such First Expiration Date and Monthly Expiration Date shall be extended for any period of time during which the Registration Statement is no longer effective and for any period of time during which the Holder holds more than 9.9% of the number of share of Common Stock outstanding.

                  Notwithstanding any provisions herein to the contrary, this Warrant shall completely expire seven (7) years from the Issue Date. However, this Warrant shall expire in twenty-eight (28) months as long as the common stock underlying the Warrant Shares is covered by an effective registration statement during those 28 months and no Expiration Date Extensions have been triggered during the 28 months.

            1.5 Record Ownership. To the extent permitted by applicable law, the person in whose name any certificate for shares of Common Stock or other evidence of ownership of any other security is issued upon exercise or exchange of the Warrant shall for all purposes be deemed to have become the holder of record of such shares or other security on the Delivery Date, irrespective of the date of delivery of such certificate or other evidence of ownership (subject, in the case of any exercise to which Section 1.7 of this Warrant applies, to the consummation of a transaction upon which such exercise is conditioned), notwithstanding that the transfer books of the Company shall then be closed or that such certificates or other evidence of ownership shall not then actually have been delivered to such person.

            1.6 Approvals. If any securities constituting Warrant Shares or any portion thereof to be issued upon exercise or exchange of the Warrant require registration or approval under any applicable law, or require listing on any national securities exchange or national market system before such securities may be so issued, the Company will as expeditiously as possible cause such securities to be registered, approved or listed, as applicable. The Company may suspend the exercise of the Warrant for the period during which such registration, approval or listing is required but not in effect.

            1.7 Conditional Exercise or Exchange. Any form of subscription or exchange form delivered under Sections 1.1 or 11.2 may condition the exercise or exchange of this Warrant on the consummation of a transaction being undertaken by the Company or the Holder, and such exercise or exchange shall not be deemed to have occurred except concurrently with the consummation of such transaction, except that, for purposes of determining whether such exercise or exchange is timely it shall be deemed to have occurred on the date of delivery (the "Delivery Date") of the subscription or exchange form. If any exercise of the Warrant is so conditioned, then, subject to delivery of the items required by Sections 1.1 and 2 of this Warrant, the Company shall deliver the certificates and other evidence of ownership of other securities or other property in such manner as the Holder shall direct as required in connection with the consummation of such transaction upon which the exercise is conditioned. At any time that the Holder shall give notice to the Company that such transaction has been abandoned or that the Holder has withdrawn from participation in such transaction, the Company shall return the items delivered pursuant to Sections
1.1 and 2 of this Warrant, and the Holder's election to exercise the Warrant shall be deemed rescinded.

            1.8 Regulatory Problem. The Holder shall not exercise or exchange the Warrant for shares of Common Stock if after giving effect to such exercise or exchange the Holder reasonably determines that such exercise would violate any law or regulation or any requirement of any governmental authority applicable to Holder or his affiliates.

      2. Shares to be Fully Paid. The Company covenants and agrees that all Warrant Shares, will, upon issuance and, if applicable, payment of the applicable Exercise Price, be duly authorized, validly issued, fully paid and nonassessable, and free of all liens and encumbrances, except for restrictions on transfer provided for herein or under applicable federal and state securities laws.

      3. Adjustment of Exercise Price and Number of Shares. The Exercise Price and the number of Warrant Shares shall be proportionately adjusted from time to time upon the occurrence of any capital reorganization or any reclassification of Common Stock, or the consolidation, merger, combination or exchange of shares with another entity, or the divisive reorganization of the Company. Upon each adjustment of the Exercise Price, the Holder of this Warrant shall thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of shares obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment, and dividing the product thereof by the Exercise Price resulting from such adjustment.

      4. Registration. If the Company at any time proposes for any reason to register its restricted common stock under the Securities Act of 1933, as amended (the "Act") (other than on Form S-4 or Form S-8 promulgated under the Act or any successor forms thereto), including, without limitation, as required by Section 12 of that certain New Lenscard Transaction Summary dated June 13, 2003, it shall include in such registration all of the Common Stock issued pursuant to this Warrant on the same terms and conditions as the securities otherwise being registered in such registration

      5. Voting Rights. Nothing contained in this Warrant shall be construed as conferring upon the Holder the right to vote or to consent to or receive notice as a shareholder of the Company on any other matters or any rights whatsoever as a shareholder of the Company.

      6. Compliance with Securities Act: Transferability of Warrant, Disposition of Shares of Common Stock.

            6.1 Compliance with Securities Act. The Holder, by acceptance hereof, agrees that this Warrant and the Warrant Shares to be issued upon exercise hereof are being acquired for investment and that he will not offer, sell, or otherwise dispose of this Warrant or any Warrant Shares except under circumstances which will not result in a violation of the Securities Act of 1933 (the "Act") or any applicable state securities laws. This Warrant and all Warrant Shares (unless registered under the Act) shall be stamped or imprinted with a legend in substantially the following form:

            THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR THE SECURITIES OR BLUE SKY LAWS OF ANY STATE. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED, OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.

            6.2 Access to Information; Pre-Existing Relationship. Holder has had the opportunity to ask questions of, and to receive answers from, appropriate executive officers of the Company with respect to the terms and conditions of the transactions contemplated hereby and with respect to the business, affairs, financial condition and results of operations of the Company. Holder has had access to such financial and other information as is necessary in order for Holder to make a fully informed decision as to investment in the Company, and has had the opportunity to obtain any additional information necessary to verify any of such information to which Holder has had access. Holder further represents and warrants that he has either (i) a pre-existing relationship with the Company or one or more of its officers or directors consisting of personal or business contacts of a nature and duration which enable him to be aware of the character, business acumen and general business and financial circumstances of the Company or the officer or director with whom such relationship exists or
(ii) such business or financial expertise as to be able to protect his own interests in connection with the purchase of the Shares.

            6.3 Warrant Transferable. Subject to compliance with applicable federal and state securities laws under which this Warrant was issued, this Warrant and all rights hereunder are transferable, in whole or in part, without charge to the Holder (except for transfer taxes), upon surrender of this Warrant properly endorsed; provided, however, that the Holder shall notify the Company in writing in advance of any proposed transfer and shall not transfer this Warrant or any rights hereunder to any person or entity which is then engaged in a business that in the reasonable judgment of the Company is in direct competition with the Company. As promptly as practicable but in any event within ten (10) Business Days of receipt of such properly endorsed Warrant, the Company shall issue, register and deliver to the Holder thereof a new Warrant or Warrants of like kind and tenor representing in the aggregate the right to purchase the same number of Warrant Shares that could be purchased pursuant to the Warrant being transferred. Holder shall pay Company's reasonable costs incurred in effectuating such transfer.

            6.4 Disposition of Warrant Shares. With respect to any offer, sale, or other disposition of the Warrant or any Warrant Shares, the Holder hereof and each subsequent Holder of this Warrant agrees to give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of such holder's counsel, if reasonably requested by the Company, to the effect that such offer, sale or other disposition may be effected without registration or qualification (under the Act as then in effect or any federal or state law then in effect) of the Warrant or Warrant Shares, as the case may be, and indicating whether or not under the Act certificates for the Warrant or Warrant Shares to be sold or otherwise disposed of require any restrictive legend as to applicable restrictions on transferability in order to insure compliance with the Act. Promptly upon receiving such written notice and opinion, the Company, as promptly as practicable, shall notify the Holder that such Holder may sell or otherwise dispose of the Warrant or Warrant Shares, all in accordance with the terms of the notice delivered to the Company. If a determination has been made pursuant to this subparagraph 6.4 that the opinion of the counsel for the Holder is not reasonably satisfactory to the Company, the Company shall so notify the Holder promptly after such determination has been made. Notwithstanding the foregoing, the Warrant or Warrant Shares may be offered, sold or otherwise disposed of in accordance with Rule 144 under the Act, provided that the Company shall have been furnished with such information as the Company may request to provide reasonable assurance that the provisions of Rule 144 have been satisfied. Each certificate representing the Warrant or Warrant Shares thus transferred (except a transfer pursuant to Rule 144) shall bear a legend as to the applicable restrictions on transferability in order to insure compliance with the Act, unless in the aforesaid opinion of counsel for the Holder, such legend is not required in order to insure compliance with the Act. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.

            6.5 Market Standoff. The Holder agrees that if so requested by the Company or any representative of the underwriters in connection with registration of the initial public offering of any securities of the Company under the Act, the Holder shall not sell or otherwise transfer any Warrant Shares or other securities of the Company during the 120 day period following the effective date of such registration statement. The Company may impose stop transfer instructions with respect to securities subject to the foregoing restrictions until the end of such 120 day period.

            6.6 Register. This Warrant is, and any Warrant issued, exchanged or transferred hereunder shall be registered in a warrant register (the "Warrant Register"). The Warrant Register shall set forth the number of the Warrant, the name and address of the Holder hereof and the original number of Warrant Shares purchasable upon the exercise hereof. The Warrant Register will be maintained by the Company and will be available for inspection by the Holder at the principal office of the Company or such other location as the Company may designate to the Holder in the manner set forth in Section 8. The Company shall be entitled to treat the Holder as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in the Warrant on the part of any other person.

      7. Modification and Waiver. This Warrant and any provision hereof may be changed, waived, discharged, or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

      8. Notices. Any notice, request, or other document required or permitted to be given or delivered to the Holder hereof or the Company shall be delivered or shall be sent by certified mail, postage prepaid, as follows:

         Holder:  _______________________
                  _______________________
                  _______________________

         Company: Innovative Card Technologies, Inc.
                  11601 Wilshire Blvd.  Suite 2160
                  Los Angeles, CA 90025
      or such other address as either may from time to time provide to the other.

      9. Other Notices. If at any time:

            (a) there shall be any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation;

            (b) there shall be a voluntary or involuntary dissolution, liquidation, or winding-up of the Company; or

            (c) there shall be an initial public offering of Company securities;

then, in any one or more of said cases, the Company shall give, by first class mail, postage prepaid, addressed to the Holder at the address of the Holder as shown on the books of the Company, (a) at least 10 days' prior written notice of the date on which the books of the Company shall close or a record shall be taken for such subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding-up, and (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, winding-up, or public offering, at least 10 days' prior written notice of the date when the same shall take place; provided, however, that the Holder shall make a best efforts attempt to respond to such notice as early as possible after the receipt thereof. Any notice given in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, distribution, or subscription rights, the date on which the holders of Common Stock shall be entitled thereto. Any notice given in accordance with the foregoing clause (b) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, winding-up, conversion, or public offering, as the case may be.

      10. Governing Law; Waiver of Jury Trial.

            10.1 Governing Law. All questions concerning the construction, interpretation and validity of this Agreement shall be governed by and construed and enforced in accordance with the domestic laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether in the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. In furtherance of the foregoing, the internal law of the State of New York will control the interpretation and construction of this Agreement, even if under such jurisdiction's choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily or necessarily apply.

            10.2 Waiver of Jury Trial. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS AGREEMENT OR ANY DOCUMENTS RELATED HERETO.

      11. Exchange of Warrant for Warrants.

            11.1 Lost Warrant. The Company represents and warrants to the Holder hereof that upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of the Warrant, the Company will, at the Company's expense, make and deliver a new Warrant, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant.

            11.2 Exchange. The Holder may exchange this Warrant at his option, upon presentation and surrender of this Warrant to Company, for other Warrants of different denominations, entitling the Holder to purchase in the aggregate the same number of Warrant Shares. A Warrant may be divided or combined with other Warrants that carry the same rights, upon presentation thereof at the principal office of the Company, together with written notice specifying the names and denominations in which new Warrants are to be issued and signed by the holder thereof. In order to effect an exchange permitted by this Section 11.2, the Holder shall deliver to the Company this Warrant accompanied by a written request signed by the Holder specifying the number and denominations of the Warrant or the Warrants to be issued in such exchange and the names in which the Warrant or Warrants are to be issued. As promptly as practicable but in any event within ten (10) Business Days of receipt of such a request, the Company shall, without charge, issue, register and deliver to the Holder each Warrant to be issued in such exchange.

      12. Fractional Shares. No fractional shares shall be issued upon exercise of this Warrant. The Company shall, in lieu of issuing any fractional share, pay the Holder entitled to such fraction a sum in cash equal to such fraction (calculated to the nearest 1/100th of a share) multiplied by the then effective Exercise Price on the date the Form of Subscription is received by the Company.

      13. Successors and Assigns. This Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant, and shall be enforceable by any such Holder.

      IN WITNESS WHEREOF, the Company has caused this Amended and Restated Warrant to be duly executed by its officer, thereunto duly authorized as of the date first written above


                                    COMPANY:

                                    Innovative Card Technologies, Inc.
                                    a Delaware corporation


                                    /s/ Bennet P. Lientz, Jr.
                                    -------------------------
                                    By: Bennet P. Lientz, Jr.
                                    Its:  Chief Financial Officer


                                    HOLDER:



                                    ---------------------------------

                              FORM OF SUBSCRIPTION

(To be signed only upon exercise of Warrant)

To:   Innovative Card Technologies, Inc.

      The undersigned, the holder of the attached Common Stock Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, shares of Common Stock of Innovative Card Technologies, Inc. (the "Company") and herewith makes payment of $_________ therefor.


The undersigned represents that he is acquiring such Common Stock for his own account for investment and not with a view to or for sale in connection with any distribution thereof.


DATED:   _________________

                                         ---------------------------------------
                                         (Signature must conform in all respects
                                         to name of Holder as specified on the
                                         face of the Warrant)

                                         Name:  ________________________________

                                         Title: ________________________________


(1) Insert here the number of shares called for on the face of the Warrant (or, in the case of a partial exercise, the portion thereof as to which the Warrant is being exercised), in either case without making any adjustment for any stock or other securities or property or cash which, pursuant to the adjustment provisions of the Warrant, may be deliverable upon exercise.